UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2010

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky (State or Other Jurisdiction of Incorporation)	001-33998 (Commission File Number)	61-0156015 (IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 14, 2010, Churchill Downs Incorporated (the “Company”) and MI Developments Inc. (“MI”) agreed to dissolve TrackNet Media Group, LLC (“TrackNet”), a joint venture originally formed on March 4, 2007 by the Company and Magna Entertainment Corp. (“Magna”). The Dissolution Agreement for TrackNet Media Group, LLC, entered into by the Company and MID, terminated and dissolved the Limited Liability Company Operating Agreement of Tracknet Media Group, LLC entered into by the Company and Magna. MI’s wholly-owned subsidiary, MI Developments Investments Inc. (“MID”), is the successor in interest to Magna’s ownership interests in TrackNet pursuant to the final resolution of Magna’s federal bankruptcy proceedings. Other entities party to the TrackNet joint venture and the Dissolution Agreement included the Company’s wholly owned subsidiary CD Contentco HC, LLC, and MID’s wholly owned subsidiary MEC Content Holdco LLC.

TrackNet was formed to make the Company’s and Magna’s horse racing content available to third parties, including racetracks, off-track betting facilities, casinos and advance deposit wagering (“ADW”) companies, and to purchase horse racing content from third parties to make available through the Company’s and Magna’s respective outlets. The Company believes that TrackNet has largely achieved its initial goals, including fostering an “open content” environment where ADW operators compete for customers based on features and value instead of exclusive access to content and developing integrity and security processes and standards.

Going forward, CDI and MI will each be independently and solely responsible for buying all unrelated third party content for their respective wagering platforms and for selling their own content to unrelated third party wagering platforms. After an initial transition period during which TrackNet staff will facilitate the transfer of its functions to the respective teams at MI and CDI, the TrackNet organization will be dissolved and will no longer perform any of the previous services and functions it provided.

All existing third-party content agreements involving TrackNet were entered into by TrackNet as an agent for each CDI-owned and MI-owned racetrack. Accordingly, those contracts, and their underlying rights and obligations, will continue to be valid for the remainder of the contracts’ respective terms. In addition, the Company and MID will remain partners in HorseRacing TV.

No material early termination penalties were incurred by the Company in connection with the termination and dissolution of TrackNet.

A copy of the press release announcing the termination of TrackNet is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 14, 2010 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

May 19, 2010	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary

EXHIBIT INDEX

99.1	Press Release dated May 14, 2010 issued by Churchill Downs Incorporated.